CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion of our report dated December 18, 1996 on our audit of the Statement of Assets and Liabilities of the Conseco Fund Group (comprising, respectively, the Equity, Asset Allocation and Fixed Income Funds) with respect to this Pre-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-13185 and 811-7839) filed under the Securities Act of 1933 on Form N-1A of the Conseco Fund Group. We also consent to the reference to our Firm under the caption "Independent Public Accountants" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                             /s/COOPERS & LYBRNAD L.L.P.

                                             COOPERS & LYBRAND L.L.P.


   Indianapolis, Indiana
   December 18, 1996